Exhibit 77Q1 (e)

Amendment to Investment Advisory
Agreement
Incorporated by reference to Exhibit (d)(6) of Post-Effective Amendment No. 20 to the
Registrant's registration statement filed on
March 3, 2008 (Accession No. 0001193125-
08-045209).


T:\Funds\SEC Filings\N-SARs\2008\063008\HIS\Exhibit 77Q1.doc